EXHIBIT 4.1l

                                  May 31, 2002

John G. Wellman, Jr.,
President and COO
Joule, Inc.
1245 Route 1 South
Edison, New Jersey 08837

      Re: Fleet National Bank, as successor by merger to Summit Bank -to-Joule, Inc.

Dear Mr. Wellman:

      Reference is hereby made to a certain Loan and Security Agreement dated as of February 20, 1991, as previously amended and modified from time to time (hereinafter referred to as the "Loan Agreement"), executed by and between Joule, Inc., a Delaware corporation (hereinafter referred to as the "Borrower") and Fleet National Bank, as successor by merger to Summit Bank, as successor in interest to United Jersey Bank (hereinafter referred to as the "Lender"), pursuant to which the Lender has made available to the Borrower a secured revolving credit loan in the amended aggregate principal amount of up to $9,000,000.00 (hereinafter referred to as the "Loan Facility"). Defined terms used but not expressly defined herein shall have the same meanings when used herein as set forth in the Loan Agreement.

      The Borrower has requested that the Lender, and the Lender has agreed to, amend and modify the terms, conditions and provisions of the Loan Agreement and the other Loan Documents for the purposes more fully set forth and described hereinbelow. Therefore, the parties hereby covenant and agree as follows:

      1. As of the date hereof, the existing Article I, Section 1.1(ll) of the Loan Agreement is hereby deleted and the following new Article I, Section 1.1(ll) is hereby inserted in its place and stead:

            "(ll) "Termination Date" shall mean May 31, 2003."

      2. In furtherance of the foregoing, any and all references to a "maturity date" or to the date on which the Loan Facility matures and/or expires in any of the Loan Documents is hereby amended and modified to delete the existing maturity and/or expiration date of "May 31, 2002" and insert a new maturity and/or expiration date of "May 31, 2003" in their place and stead.

John G. Wellman, Jr.
President and COO
Joule, Inc.
May 31, 2002
Page 2


      3. (i) As of the date hereof, the existing Article I, Section 1.1(nn) of the Loan Agreement is hereby deleted and the following new Article I, Section 1.1(nn) is hereby inserted in its place and stead:

            "(nn) "Interest Coverage Ratio" shall mean, as of any date of determination thereof, a ratio of (i) the sum of (a) Net Income before taxes plus (b) interest, depreciation and amortization expense deducted in determining such Net Income - to - (ii) interest expense on all Indebtedness."

            (ii) As of the date hereof, the existing Article V, Section 5.24 of the Loan Agreement is hereby deleted and the following new Article V, Section
5.24 is hereby inserted in its place and stead:

            "5.24 Minimum Interest Coverage Ratio. The Borrower shall maintain (which covenant shall be tested semi-annually by the financial statements which are provided to the Bank pursuant to Section 5.8 of this Agreement on a rolling four-quarter basis) a minimum Interest Coverage Ratio of 1.50 -to- 1.0."

      4. The Borrower and the Corporate Guarantors hereby confirm, reaffirm and acknowledge the representations and warranties contained in the Loan Agreement, the Corporate Guaranty Agreements and any and all amendments and/or modifications thereto. The Borrower and the Corporate Guarantors hereby represent and warrant to the Lender that all representations and warranties of the Borrower and the Corporate Guarantors, respectively, contained in the Loan Agreement, the Corporate Guaranty Agreements and all of the other Loan Documents continue to be true, accurate and correct as of the date hereof as if made on and as of the date hereof. All Obligations of the Borrower and/or the Corporate Guarantors to the Lender are due without any offset, defenses or counterclaims whatsoever.

      5. Except as expressly amended and/or modified by this letter amendment, all terms, conditions and provisions of the Loan Agreement, the Corporate Guaranty Agreements and the other Loan Documents shall remain unchanged and in full force and effect. The parties hereto expressly confirm and reaffirm all of their respective liabilities, obligations and responsibilities under and pursuant to the Loan Agreement, the Corporate Guaranty Agreements and the other Loan Documents, as amended and modified by this letter amendment.

      6. The Borrower and the Corporate Guarantors do hereby:

            (i) ratify, confirm and acknowledge that, as amended and modified hereby, the Loan Documents continue to be valid, binding and in full force and effect;

John G. Wellman, Jr.
President and COO
Joule, Inc.
May 31, 2002
Page 3


            (ii) covenant and agree to perform all of their respective obligations contained in the Loan Agreement, the Corporate Guaranty Agreements and the other Loan Documents, as amended and modified hereby;

            (iii) represent and warrant that, after giving effect to the transactions contemplated by this letter amendment, no Event of Default exists or will exist upon the delivery of notice, passage of time, or both;

            (iv) acknowledge and agree that nothing contained herein and no actions taken pursuant to the terms hereof are intended to constitute a novation of the Loan Facility, or any waiver of the Loan Agreement, the Corporate Guaranty Agreements and/or any of the other Loan Documents, and do not constitute a release, termination or waiver of any of the rights and/or remedies granted to the Lender under the Loan Documents;

            (v) acknowledge and agree that the failure by the Borrower and/or any of the Corporate Guarantors to comply with or perform any of their respective covenants, agreements or obligations contained herein shall constitute an Event of Default under the Loan Agreement;

            (vi) represent and warrant that none of the by-laws, certificates of incorporation or other corporate governing documents of the Borrower and/or any of the Corporate Guarantors have been amended, modified and/or supplemented in any way since the date such documents were delivered to the Lender; and

            (vii) represent and warrant that each of the Borrower and the Corporate Guarantors has taken all necessary corporate action required by law and by its respective corporate governing documents to execute and deliver this letter amendment and that such execution and delivery constitutes the legal and validly binding action of such corporation.

      7. Nothing contained in this letter amendment constitutes an agreement or obligation by the Lender to grant any further amendments and/or modifications to the Loan Agreement and/or any of the other Loan Documents and nothing contained herein shall constitute a waiver or modification of any of the Lender's rights and remedies or of any of the terms, conditions, warranties, representations or covenants contained in the Loan Agreement and any and all amendments and/or modifications thereto, and the Lender hereby reserves all of its rights and remedies pursuant to the Loan Agreement and any and all amendments and/or modifications thereto and applicable law.

      8. This letter amendment may be executed in any number of counterparts, each of which, when taken together, shall be deemed one and the same instrument.

John G. Wellman, Jr.
President and COO
Joule, Inc.
May 31, 2002
Page 4


      Kindly indicate the agreement of the Borrower and Corporate Guarantors with the terms and conditions of this letter amendment by countersigning in the space provided below, and returning a countersigned copy of this letter amendment to the undersigned. This letter amendment shall become null and void unless a countersigned copy is returned within seven (7) days from the date hereof.

                                                  Very truly yours,

           FLEET NATIONAL BANK, as successor by merger to Summit Bank


                                                  By:___________________________
                                                          Cynthia Colucci
                                                          Vice President

--------------------------------------------------------------------------------

ACCEPTED AND AGREED AS OF THIS _______ DAY OF JUNE, 2001:

BORROWER:

JOULE, INC., a Delaware corporation

By:_____________________________
   John G. Wellman, Jr.
   President and COO


CORPORATE GUARANTORS:

JOULE TECHNICAL SERVICES, INC.,
a New Jersey corporation

By:_____________________________
  John G. Wellman, Jr.
  President and COO

John G. Wellman, Jr.
President and COO
Joule, Inc.
May 31, 2002
Page 5


JOULE TECHNICAL STAFFING, INC.,
a New Jersey corporation

By:_____________________________
   John G. Wellman, Jr.
   President and COO


JOULE STAFFING SERVICES, INC.,
a New Jersey corporation

By:_____________________________
   John G. Wellman, Jr.
   President and COO